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TERCICA, INC.

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IPSEN, S.A.

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Press release

Ipsen builds a fully fledged presence in North America, significantly enhancing its geographic footprint, global specialty portfolio and growth profile

—    Endocrinology: agreement to take control of US-partner Tercica Inc.

—    Neurology: acquisition of the U.S. subsidiary of Vernalis plc, and of the

North American rights for Apokyn®

—    Hematology: acquisition of all OBI-1 assets from Octagen

—    Revised financial outlook

Paris (France), 5 June 2008 - Ipsen (Euronext: FR0010259150; IPN) announced today that it has taken significant steps forward in building a fully fledged commercial presence in North America. In line with its strategy to globalize its specialist care business, the three transactions announced today will allow Ipsen, upon completion, to directly market its key specialist care products in the world’s largest pharmaceutical market, with three global products in its portfolio (Somatuline® Autogel® / Depot, Increlex®, and, upon FDA approval, Dysport®).

In the field of endocrinology, Ipsen entered into a definitive merger agreement by which it would acquire all of the publicly held shares of Tercica Inc. the Group does not currently own at a price of $9.0 per share in cash. This transaction, which is subject to approval by a majority of outstanding Tercica shares, has been unanimously approved by Tercica’s Board of Directors following recommendation and approval by an independent special committee of the Tercica board of directors comprised of three non-management independent directors (the “Special Committee”).

In the field of neuromuscular disorders, the Group signed an agreement with Vernalis ltd to acquire its US operations, Ipsen’s future platform for the launch of Dysport®, and the rights to market Apokyn®, a treatment for “off” episodes in moderate to severe Parkinson’s Disease.

In the field of hematology, Ipsen entered into a purchase agreement with Octagen to acquire all its OBI-1 related assets in order to fully control its future development and, given the promising nature of the compound, extract more value from its direct commercialization.

Overall, through these transactions, Ipsen builds a fully fledged presence in North America, significantly enhances its geographic footprint, globalizes its specialty portfolio in endocrinology and neurology and accelerates its growth profile, notably by gaining access to new Research and Development projects.

Jean-Luc Bélingard, Chairman and Chief Executive Officer of Ipsen said: “These proposed transactions represent another very significant step in the strategy to globalize our fast growing specialist care franchise, both from a commercial and R&D perspective. With a fully fledged commercial infrastructure in North America, Ipsen will further enhance its growth profile, be able to seize the opportunities to expand in the world’s largest pharmaceutical market and leverage its existing rich research and development pipeline. Furthermore, upon closing of the transactions, Ipsen will notably add new promising R&D projects, with the full rights to OBI-1, the recombinant hGH and IGF-1 combination therapy or the expansion of Somatuline® into neuroendocrine tumors in North America.” Jean-Luc Bélingard added: “We strongly believe that these landmark transactions represent a cost-effective way to enter the North American market by creating a US platform with the potential to generate sales in excess of $300 million in 2012 and close to $1 billion by the end of the next decade.”

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1. Endocrinology: agreement to take control of US-partner Tercica Inc.

A subsidiary of Ipsen has entered into a definitive merger agreement by which it will acquire the remaining approximately 44.9 million fully diluted shares of Tercica (NASDAQ: TRCA) not owned by the Ipsen group for $9.0 per share in cash, for a total purchase price of approximately $404 million. Ipsen and its subsidiaries currently own approximately 25.3% of the outstanding shares of the U.S. biopharmaceutical company focused on endocrinology. In connection with the agreement, Ipsen has also committed to exercise its warrants to purchase Tercica common stock for a total exercice price of $37 million and to convert all of its outstanding convertible notes into Tercica common stock; following such exercise and conversion, Ipsen and its subsidiaries will then own approximately 42.7% of Tercica’s common stock assuming no further exercise of stock options. Ipsen intends to finance this transaction through a combination of existing internal financial resources and bank loan financing already in place.

The proposed cash offer represents, with full certainty to Tercica Inc.’s shareholders, a 104% premium to Tercica’s closing price on June 4, 2008 and a premium of 74% and 49% to the volume-weighted average closing share price during the last three months and six months respectively.

Tercica’s Board of Directors, following the unanimous recommendation and approval of Tercica’s Special Committee, who was advised by independent legal and financial advisors, has approved the merger agreement and recommended that Tercica stockholders vote to approve the merger

Ipsen has negotiated an arms-length agreement with the Tercica Special Committee that will be subject to the affirmative vote of the holders of a majority of the Tercica shares outstanding on the record date as well as customary regulatory approvals.

The exact timing of completion of the merger is dependent upon the review and clearance of the proxy statement and other necessary filings with the U.S. Securities and Exchange Commission. Further details about the proxy statement are set forth at the end of this press release.

“The combination of Ipsen’s and Tercica’s development portfolios provides the opportunity to create a global leading endocrinology company” said John A. Scarlett, M.D., Chief Executive Officer of Tercica Inc. “We believe this transaction recognizes the value we have created at Tercica, and provides our stockholders with attractive financial terms.”

2. Neurology: acquisition of the U.S. subsidiary of Vernalis plc, and of the North American rights for Apokyn®

Ipsen today announced that it has reached an agreement with UK-based Vernalis (R&D) Limited and Vernalis plc (LSE: VER) to acquire its US subsidiary Vernalis Pharmaceuticals, Inc. (“Vernalis Inc.”), and the rights to develop and market Apokyn® in the US, for a total consideration of up to $12.5 million (or €8.1 million1). This transaction brings Ipsen an established and highly experienced neurology commercial team, who already market Apokyn® (apomorphine HCl) in the US to neurology specialty physicians, many of which are potential prescribers for Dysport®. In addition, Ipsen will subscribe to the equivalent of $5.0 million (or €3.2 million) of newly issued shares of Vernalis plc, and both companies will join forces to develop specific Ipsen neurology R&D programs. This transaction is subject to Vernalis plc’s shareholders meeting approval.

The Food and Drug Administration (“FDA”) accepted for filing Dysport® (botulinum toxin of type A) for cervical dystonia with in January 2008. In this context, this transaction gives Ipsen in a timely manner the US commercial and managed care expertise as well as the infrastructure platform from which to market Dysport® once the FDA has granted market approval. The acquisition of Vernalis Inc. is therefore strategically important for Ipsen, representing a significant step forward in building a global specialist care business with a direct presence in neurology in North America, the word’s largest pharmaceutical market, and in further globalizing its specialist care business.

[1]	Using a 1.55 €/$ exchange rate

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Ipsen has agreed with Vernalis plc to acquire all the shares of its US subsidiary Vernalis Inc, and to acquire from its UK subsidiary Vernalis (R&D) Limited the rights and assets required to develop and market Apokyn® in the US, for a total consideration of up to $12.5 million (or €8.1 million).

In this context, Ipsen will pay $6.5 million to Vernalis plc (or €4.2 million) in upfront payments and additional payments of up to $5.0 million (or €3.2 million) contingent on certain commercial and operating milestones. In order to demonstrate its commitment to the business, Ipsen will also underwrite before closing $2.2 million (or €1.4 million) of specific corporate and commercial expenses of Vernalis Inc.

Upon approval by Vernalis plc’s shareholders, Ipsen will also subscribe to 35,253,134 newly issued ordinary shares of Vernalis plc at 7.26 pence per share, representing a 20% premium over the 3-day average closing ordinary share price of Vernalis plc prior to the announcement of the acquisition on the London Stock Exchange.

Ipsen and Vernalis plc have also agreed to negotiate a joint venture to raise funding for the development of a selection of Ipsen’s neurology pipeline projects. If this does not proceed, Ipsen will make a payment of $1.0 million to Vernalis.

John Slater, Chief Operating Officer of Vernalis plc. said: “The fact that Ipsen selected Vernalis Pharmaceuticals Inc. as the basis for its North American commercial presence in neurology is a strong recognition that the team has set up a high-profile, professional presence in this field, initially around its Parkinson’s disease product, Apokyn®. I am both proud and pleased that they can bring so much to Ipsen whilst embracing new and exciting challenges including the forthcoming launch of Dysport® in the US.”

3. Hematology: acquisition of all OBI-1 related assets from Octagen

Ipsen and Octagen today announced that they have entered into an Asset Purchase Agreement pursuant to which Ipsen will, upon closing, acquire all of Octagen’s assets related to OBI-1 and get full control over OBI-1’s clinical development.

Emory University (Atlanta, GA, USA) licensed its OBI-1 patents to Octagen (Wilmington, Delaware, USA), who in turn granted a worldwide, exclusive sublicense to Ipsen in 1998. OBI-1 is a biotech drug being developed to treat haemophilia and fully produced by Ipsen at its recombinant manufacturing sites located in Milford (Massachusetts, USA) and Wrexham (Wales, UK). Prior to the transaction, Octagen was responsible for the pre-clinical and clinical development of OBI-1 and sublicensed certain rights to Ipsen in connection with the manufacturing, regulatory activities and commercialization of OBI-1. In that context, Ipsen had agreed to make certain milestone payments to Octagen and to pay royalties based on OBI-1 future net sales. At the same time, Ipsen had purchased 21.45% of Octagen’s share capital.

Pursuant to the Asset Purchase Agreement announced today, upon closing, Ipsen will make an upfront payment of $10.5 million (€6.8 million) to Octagen. Also Ipsen will make future additional milestone payments contingent on the product being allowed into Phase III, and later on receipt of marketing approvals in the U.S. and Europe, potentially totaling up to $26.0 million (€16.8 million). In addition, Ipsen shall pay, once the product is marketed and for a defined duration, a low to mid single digit royalty on its net sales in each country, on an upward sliding scale depending on certain sales thresholds.

Immediately following the completion of the acquisition of all of the assets related to OBI-1, Ipsen will also redeem its stake in Octagen.

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Revised financial outlook

Ipsen confirms its standalone full year 2008 objectives, as announced on February 27, 2008. However, once the closing dates of the transactions announced today are known, the Group will revise these objectives, to reflect the impact of the full consolidation of the newly acquired entities.

For the full year 2009, based on currently available information and assuming all transactions are closed, the Group has set for itself the following objectives:

•	A total net sales growth of 12.0 to 14.0% compared to Ipsen’s standalone objectives for 2008, at constant exchange rate

•

An operating margin of around 15.0% of sales, notably taking into account the pre-launch costs of Dysport® in North America and excluding any transaction-related recordings or purchase accounting impacts;

•	A continued Research and Development expense of 19.0 to 21.0% of total net sales.

Following these transactions, the Group expects to return to its 2007 operating margin level in 2011 excluding any assumption on potential future GLP-1 royalty stream.

Through the transactions announced today, Ipsen expects to create a North American platform able to generate sales in excess of $300 million in 2012, growing double-digit worldwide, and potentially able to reach $1 billion by the end of the next decade.

Ipsen - Analyst and Investor conference call and webcast (in English)

An investor presentation is available on Ipsen’s Investor Relations website www.ipsen.com. Ipsen will host a conference call on 5 June 2008 at 1.00 p.m. (Paris time). A live webcast will be available at www.ipsen.com. The webcast will be archived on the Ipsen website for 3 months following the live call. Callers should dial in approximately 5 to 10 minutes prior to the start of the call. No reservation is necessary to participate in the call. The telephone numbers to join the conference call are, from France and Europe: +33 (0) 1 70 99 43 04 and from the United States: +1 718 354 1391. No access code is necessary.

A replay will be available soon after the live call. The telephone numbers to access the replay are, from France and Europe: +33 (0) 1 71 23 02 48 and from the United States: +1 718 354 1112. The access code is 1692745#. The replay will be available for one week following the live call.

Important additional information and where to find it

In connection with the merger, Tercica will file a proxy statement with the Securities and Exchange Commission and in due course will mail the proxy statement to Tercica stockholders in connection with a meeting of Tercica stockholders to seek approval for the merger. The exact timing of completion of the merger is dependent on the review and clearance of the proxy statement, and other necessary filings, with the Securities and Exchange Commission. Tercica stockholders are urged to read the proxy statement in full when it becomes available because it will contain important information. Copies of the proxy statement, as well as other filings containing information about Ipsen, its subsidiaries and Tercica, will be made available in due course, without charge, at the internet site of the Securities and Exchange Commission (www.sec.gov). The proxy statement and such other documents may also be obtained for free form the [Investor Relations] section of the Tercica’s internet site (www.tercica.com) or by directing a request to Tercica at: 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005, Attention: Stephen Rosenfield

Participants in the Solicitation

Tercica, Ipsen and their respective directors, executive officers, affiliates and other person may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ipsen’s directors and executive officers is available in Ipsen’s Registration Document filed with the Autorité des Marchés Financiers and available on its website www.ipsen.com. Information regarding Tercica’s directors and executive officers is available in Tercica’s Form 10-K for the year ended December 31, 2007 which was filed with the Securities and Exchange Commission on

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February 29, 2008. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available. This press release and the related Agreement and Plan of Merger will be filed with the Securities and Exchange Commission pursuant to the requirements of U.S. securities laws.

About Ipsen

Ipsen is an innovation-driven international specialty pharmaceutical group with over 20 products on the market and a total worldwide staff of nearly 4,000. Its development strategy is based on a combination of specialty products, which are growth drivers, in targeted therapeutic areas (oncology, endocrinology and neuromuscular disorders), and primary care products which contribute significantly to its research financing. The location of its four Research & Development centres (Paris, Boston, Barcelona, London) and its peptide and protein engineering platform give the Group a competitive edge in gaining access to leading university research teams and highly qualified personnel. More than 700 people in R&D are dedicated to the discovery and development of innovative drugs for patient care.This strategy is also supported by an active policy of partnerships. In 2007, Research and Development expenditure was about €185 million, in excess of 20% of consolidated sales, which amounted to €920.5 million while total revenues amounted to €993.8 million. Ipsen’s shares are traded on Segment A of Eurolist by EuronextTM (stock code: IPN, ISIN code: FR0010259150). Ipsen’s shares are eligible to the “Service de Règlement Différé” (“SRD”) and the Group is part of the SBF 120 index. For more information on Ipsen, visit our website at www.ipsen.com.

Ipsen Forward-looking statements

The forward-looking statements and targets contained herein are based on Ipsen’s management’s current views and assumptions. Such statements involve known and unknown risks and uncertainties that may cause actual results, performance or events to differ materially from those anticipated herein. The Group does not commit nor gives any guarantee that it will meet the targets mentioned above. Moreover, the Research and Development process involves several stages at each of which there is a substantial risk that the Group will fail to achieve its objectives and be forced to abandon its efforts in respect of a product in which it has invested significant sums. Therefore, the Group cannot be certain that favorable results obtained during pre-clinical trials will be confirmed subsequently during clinical trials, or that the results of clinical trials will be sufficient to demonstrate the safe and effective nature of the product concerned. Ipsen expressly disclaims any obligation or undertaking to update or revise any forward looking statements, targets or estimates contained in this press release to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based, unless so required by applicable law. The Group also faces the risk of product liability claims relating to their safety, notably for its neuromuscular disorders products (marketed under the brand name Dysport® notably) that may cause, or may appear to cause, serious adverse side effects or potentially dangerous drug interactions if misused or improperly prescribed. The Group is subject to adverse event reporting pharmacoviligance obligations that require to report to regulatory authorities if the Group’s products are associated with serious adverse events, including patient death or serious injury. These adverse events, among others, could result in additional regulatory constraints, such as additional requests from the regulatory authorities during reviews of applications filed for marketing approvals in various countries which could delay the launch time of the given products in new markets, the performance of costly post-approval clinical studies or revisions to the approved labeling limiting the indications or patient population for the Group’s products or could even lead to the withdrawal of a product from the market. Such events could harm the sales of the product and therefore have a material negative impact on the Group’s financial situation. Furthermore, any adverse publicity associated with such an event could cause consumers to seek alternatives to the Group’s products, which may cause sales to decline, even if the Ipsen product at stake is ultimately determined not to have been the cause of the reported serious adverse event. Ipsen’s business is subject to the risk factors outlined in its information documents filed with the French Autorité des Marchés Financiers.

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For further information:

Ipsen

Didier Véron Director of Public Affairs and Corporate Communications Tel.: +33 (0)1 44 30 42 38 Fax: +33 (0)1 44 30 42 04 E-mail: didier.veron@ipsen.com	David Schilansky Investor Relations Officer Tel.: +33 (0)1 44 30 43 31 Fax: +33 (0)1 44 30 43 21 E-mail: david.schilansky@ipsen.com

Brunswick Group (press contacts) Robin Gilliland Telephone: +1- 212 333 3810 Email: rgilliland@brunswickgroup.com	Justine McIlroy Telephone + 44 (0)207 396 3536 Fax + 44 (0) 207 936 7836 Email: jmcilroy@brunswickgroup.com

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APPENDICES

About Apokyn®

Apokyn® (apomorphine hydrochloride injection) is the only therapy available in the US for the treatment of “off” episodes (re-emergence of Parkinson’s disease symptoms) associated with advanced Parkinson’s disease. It is used as an adjunct to other Parkinson’s disease medications and is administered, as needed, by means of an injector pen to treat periods of poor mobility in people with advanced disease. In April 2004, Apokyn® received FDA approval with Orphan Drug designation to treat advanced Parkinson’s disease patients in the U.S. who experience the severe “on/off” motor fluctuations that are unresponsive to other oral Parkinson’s disease therapies. Approximately 112,000 (source: Vernalis) patients with Parkinson’s disease experience such “off” episodes despite optimal oral Parkinson’s disease therapy. In clinical studies, Apokyn® was shown to be effective in the acute, intermittent treatment of “off” episodes demonstrating a highly significant improvement in Unified Parkinson 60 Disease Rating Scale (UPDRS) Part III motor scores at 20 minutes, with statistical improvements in some measures noted as early as 10 minutes (the UPDRS is used by researchers and clinicians around the world to measure disease severity in patients).

It is estimated that approximately 1.5 million people in the U.S. (source: Vernalis) have Parkinson’s disease, a condition that results from selective degeneration of an area of the brain called the substantia nigra, which is located towards the base of the brain in the basal ganglia. Normally these nerve cells release dopamine—a chemical that transmits signals between nerve cells (called a neurotransmitter). This central signalling pathway is essential for the fine control of movement and posture, and breakdown results in the symptoms of Parkinson’s disease, namely tremor, rigidity, slow movements and postural instability. Muscle rigidity can become so severe as to result in “freezing” also referred to as “off” episodes, when patients are rendered immobile. Patients also suffer from problems relating to impaired control of blood pressure (postural hypotension) and gut motility, which can impair the absorption of food and drugs. The disease is progressive and the signs and symptoms generally worsen over time. However, while Parkinson’s disease may eventually be disabling, the disease often progresses gradually and with appropriate treatment many patients have a number of years of productive life after initial diagnosis.

About Dysport®

The active substance in Dysport® is a botulinum neurotoxin type A complex, which acts at the level of the neuromuscular junction in the targeted muscle. Dysport®, Ipsen’s botulinum toxin type A, is a neuromuscular blocking toxin which acts to block acetylcholine release at motor nerve ends and reduces muscular spasm. It was initially developed for the treatment of movement disorders such as cervical dystonia (a chronic condition in which the neck is twisted or deviated), blepharospasm (involuntary eye closure), hemifacial spasm and various forms of muscle spasticity, including post-stroke arm spasticity, spasticity of the lower limbs (calf) in adults and children with cerebral palsy. Dysport® was originally launched in the United Kingdom in 1991 and has marketing authorisations in over 70 countries.

The product is currently referred to as Reloxin® in the United States aesthetic market and Dysport® for medical and aesthetic markets.

About Vernalis plc

Vernalis is a specialty bio-pharmaceutical company focused on products marketed to specialist neurologists. The company has two marketed products, Frova® and Apokyn®, and a development pipeline focused on neurology and central nervous system disorders. The company has six products in clinical development and collaborations with leading, global pharmaceutical companies including Novartis, Biogen Idec, Endo, Menarini and Chiesi.

About Vernalis Inc.

Vernalis Inc. is the North American commercial affiliate of Vernalis plc. Vernalis Inc. is a fully functional commercial operation operating in the field of neurology. The company markets Apokyn® (apomorphine HCl) in North America. Vernalis Inc. is composed of 55 staff, with considerable industry experience, a strong track record in neurology and an established and strong relationship with Managed Care organisations.

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About Octagen

Founded in November 1997, Octagen Corporation (Octagen) is a privately held biopharmaceutical company whose mission is to develop and commercialize improved therapies for hemophilia and other genetic disorders. Octagen’s most advanced project, now in Phase II clinical trials, involves the development of recombinant porcine Factor VIII (rpfVIII) and is developed in collaboration with Ipsen. Octagen’s website is www.octagen.com.

About hemophilia A

Congenital hemophilia A is a genetic bleeding disorder resulting in a deficiency of coagulation FVIII. This disease affects males predominantly with an incidence of 1 in 5000 male births. According to the Centers for Disease Control there are approximately 13000 people living with hemophilia A in the US. Hemophilia A is characterized by frequent spontaneous bleeding episode as well as prolonged bleeding from trauma or surgery. Treatment and prevention of bleeding episodes consist in replacing the missing factor FVIII with recombinant or plasma derived human FVIII.

A major complication in the treatment of hemophilia A patients is the development of antibodies (called inhibitors) to human FVIII. Approximately 30% of hemophilia A patients will develop antibodies to human FVIII in their life time. For those patients control of bleeding episodes relies on treatment that bypasses the need for FVIII.

The development of antibodies to human FVIII can also occur in individuals with normal coagulation. These auto-antibodies neutralize circulating FVIII making it no longer available, thus creating a deficiency in FVIII. Those individuals are diagnosed with acquired hemophilia A.

Acquired hemophilia A is a rare disease affecting about 1.48 individuals per million with an estimated 445 cases per year in the US. Acquired hemophilia A is often associated with auto-immune disease, malignancy or pregnancy, although in about 50% of the cases there is no underlying disease. Clinical manifestation of acquired hemophilia includes spontaneous bleeding or prolonged bleeding due to minimal trauma or surgery and is more severe and anatomically diverse than in congenital hemophilia A.

Replacement therapy with human FVIII is of limited benefit because it is rapidly neutralized by circulating antibodies. For those patients control of bleeding episodes also relies on treatment that bypasses the need for FVIII.

About OBI-1

OBI-1 is a recombinant porcine Factor VIII. Since porcine FVIII (pFVIII) possesses low cross reactivity to anti-hFVIII antibodies, it is expected that OBI-1 can be used to stop bleeding in hemophilia patients with inhibitor using the same natural pathway as human Factor VIII for non inhibitor patients.

Phase I and II clinical trials have been conducted with OBI-1 in the United States, Canada, South Africa and Russia. Promising results of a phase II study on OBI-1 were presented to the American Society of Hematology in December 2007 stating that “OBI-1 can be given as a short infusion. It was effective in controlling all bleeds which occurred in this study and was well tolerated.”1 Additional studies are now planned to optimize dose range for OBI-1 and to confirm the long term safety and efficacy of OBI-1 in the treatment of bleeds in a larger cohort of individuals with congenital hemophilia A complicated by the presence of hFVIII inhibitors, and with acquired hemophilia A.

About Tercica

Tercica is a biopharmaceutical company committed to improving endocrine health by partnering with the endocrine community to develop and commercialize new therapeutics for short stature and other metabolic disorders. For further information on Tercica, please visit www.tercica.com.

[1]

“A Phase II Open-Label Study Evaluating Hemostatic Activity, Pharmacokinetics and Safety of Recombinant Porcine Factor VIII (rpFVIII, OBI-1) in Hemophilia A Patients with Inhibitors Directed Against Human FVIII (hFVIII)”, Johnny Mahlangu et al., American Society of Hemophilia, December 2007

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Ipsen builds a fully fledged presence in North America significantly enhancing its geographic footprint, global specialty portfolio and growth profile 5 June 2008

Disclaimer
This presentation includes only summary information and does not purport to be comprehensive. Forward-looking statements, targets and estimates contained herein are for illustrative purposes only and are based on management’s current views and assumptions. Such statements involve known and unknown risks and uncertainties that may cause actual results, performance or events to differ materially from those anticipated in the summary information. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements, targets or estimates contained in this presentation to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based unless so required by applicable law.
All product names listed in this document are either licensed to the Ipsen Group or are registered trademarks of the Ipsen Group or its partners
2

Other important information
Important additional information and where to find it
In connection with the merger, Tercica will file a proxy statement with the Securities and Exchange Commission and in due course will mail the proxy statement to Tercica stockholders in connection with a meeting of Tercica stockholders to seek approval for the merger.
The exact timing of completion of the merger is dependent on the review and clearance of the proxy statement, and other necessary filings, with the Securities and Exchange Commission. Tercica stockholders are urged to read the proxy statement in full when it becomes available because it will contain important information. Copies of the proxy statement, as well as other filings containing information about Ipsen, its subsidiaries and Tercica, will be made available in due course, without charge, at the internet site of the
Securities and Exchange Commission (www.sec.gov). The proxy statement and such other documents may also be obtained for free form the [Investor Relations] section of the Tercica's internet site (www.tercica.com) or by directing a request to Tercica at: 2000 Sierra
Point Parkway, Suite 400, Brisbane, CA 94005, Attention: Stephen Rosenfield
Participants in the Solicitation
Tercica, Ipsen and their respective directors, executive officers, affiliates and other person may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ipsen’s directors and executive officers is available in
Ipsen’s Registration Document filed with the Autorité des Marchés Financiers and available on its website www.ipsen.com. Information regarding Tercica's directors and executive officers is available in Tercica's Form 10-K for the year ended December 31, 2007 which was filed with the Securities and Exchange Commission on February 29, 2008. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the
Schedule 13E-3 transaction statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available. This press release and the related Agreement and Plan of Merger will be filed with the Securities and Exchange
Commission pursuant to the requirements of U.S. securities laws.
3

An innovation driven International Specialty Pharma Group
Three targeted areas : Oncology, Endocrinology and Neuromuscular Disorders
5 key products accounting for ~ 55% of drug sales
Growing at a double digit rate
A strategic focus on
specialist care
worldwide
A primary care franchise focused on gastroenterology, cognitive disorders and cardiovascular
A focus on selected geographies including France, China and Russia
A sound business yielding recurring cashflow and contributing to R&D financing
Focused on hormone-dependent diseases, peptide and protein engineering and innovative delivery systems
R&D expense in excess of 20% of sales
4 centers in Boston, Paris, London and Barcelona
Alliances with international industry leaders in US, Europe and Japan and best-
in-class universities around the world
Ipsen’s business partners include Galderma, Genentech, GTx,  Medicis, Roche, and Teijin
A historic presence
in primary care
A truly
differentiating and
international R&D
capability
A recognised
strategic partner
A fully-fledged peptide manufacturing capability
Two FDA-approved manufacturing facilities
An integrated player
4

Today: announcement of three landmark transactions
5
Agreement with Tercica Inc.’s Special Committee and Board of
Directors to purchase the remainder of Tercica Inc.’s outstanding common stock
1
2
Agreement with Vernalis plc. to acquire its US operations and rights for Apokyn
®
3
Agreement with Octagen to acquire all OBI-1 related assets

Unfolding our strategy
3 botulinum
toxin dossiers
under review
(US and Europe)
Choice of a
commercialisation
option for
Dysport
®
in the US
Add a
companion
product to
Dysport
®
Disclosure by
Roche of GLP-1
(R1583)
phase II results
and potential
phase III
initiation
Adenuric
®
(febuxostat)
partnership
opportunities in
Europe
OBI-1
development
optimisation
Somatuline
®
US
sales ramp-up
Reloxin
®
filing in the US
Increlex
®
sales
ramp up in
Europe
Enrich R&D
pipeline
6
Strategic Priorities
GROW
top-line and profits in
specialist care by providing
innovative drug therapy
OPTIMIZE
returns of primary
care through selected product life
cycle management, partnerships
and focused investments
Mission Statement
To be a worldwide best-in-class provider of innovative drugs, addressing unmet medical needs in its targeted therapeutic areas
GLOBALIZE
through active
geographical expansion policy

Strategic rationale for the transactions Jean-Luc Bélingard, Chairman & CEO

8
Growing and globalising our specialist care business
Clear execution of our globalisation strategy of our fast growing specialist care portfolio…
1
2
4
Somatuline
®
, Increlex
®
and upon FDA approval, Dysport
®
and OBI-1 will become global products directly
marketed by Ipsen
5
…leveraging on the existing focus and expertise of the acquired organizations…
Vernalis Inc. is an operational business with an existing synergistic product on the market, Apokyn
®
,
targeting an overlapping prescriber base with Dysport
®
and Tercica already markets Increlex
®
and
Somatuline
®
in the US
… and delivering significant potential future revenue opportunity, expected to exceed $300 million in 2012 and potentially approaching $1 billion by the end of the next decade…
…executed in favourable forex market conditions
Cost-effectively enhancing our growth prospects, enriching our pipeline while minimising execution risks of entering the US market
3
…while enriching our pipeline with new significant R&D projects…
Full rights to OBI-1, combination of GH and IGF-1, expansion of Somatuline in NET in the US, expansion of
Increlex
®
’s indication

Leading field-proven products in Europe…
Somatostatin analogue
Highly differentiated product
Main indications: acromegaly/NET
Marketed in Europe since 1995
Approved in the US in August 07
Somatuline
®
Dysport
®
Botulinum Toxin of Type A
Efficient and field proven product
Main indication: dystonia, spasticity *
Marketed in Europe since 1991
Under review by FDA since Jan.08
9
n°1 or n°2 in most markets where Ipsen operates
….now entering North America, the largest pharmaceutical market in the world
*cervical dystonia, cerebral palsy in children, muscle spasticity, blepharospasm/hemifacial spasm
US entry
through…
Proposed acquisition of
Tercica Inc.
Proposed acquisition of
Vernalis Inc.

10
An improved geographic mix and acceleration of specialty care
Acceleration of specialty care
(2012E indicative sales trend)
~40%
~30%
~60%
~70%
lpsen standalone Ipsen combined
Primary care Specialty care *
Improved geographic mix
(2012E indicative sales trend)
~25%
~20%
~50%
~45%
~15%
~25%
~20%
lpsen standalone Ipsen combined
France Other european countries
North America * RoW
* using a 1.55 €/$ exchange rate

Establishing Ipsen a leading global player in endocrinology Jean-Luc Bélingard, Chairman & CEO

12
Growing and globalising our endocrinology business
Creation of a global endocrinology business with Somatuline
®
and Increlex
®
,
two global products…
1
2
3
4
…leveraging the focused market reach and R&D pipeline of Tercica…
… with a significant revenue opportunity…
Establishing Ipsen as the leading player in endocrinology, with strong growth prospects
…representing another step forward to transform Ipsen into a global specialist care company, with a strong international footprint and an enriched R&D pipeline
Cumulated revenue opportunity estimated to exceed $250 million in 2012

13
A progressive step-up in Tercica minimizing execution risks
July
2006
Ipsen and Tercica enter
into a strategic
partnership and cross
licensing agreement
Somatuline
®
Depot
NDA submitted to FDA
November
2006
December
2006
Insmed found infringing
Tercica’s patents
March
2007
Litigation settlement
reached with Insmed
August
2007
Increlex
®
receives EMEA
marketing approval
Somatuline
®
receives
FDA marketing approval
December 2007
January 2008
Ipsen launches Increlex
®
in
Germany and the UK
Tercica launches
Somatuline
®
Depot in the US
Next generation GH phase II
clinical trial initiated
January
2008
Ipsen believes that it is now time to be fully responsible
for the execution of the commercialisation of Somatuline
®
Depot in North America and
for the development of promising R&D projects

14
Selected transaction terms
Ipsen has agreed, subject to stockholder approval, to acquire all outstanding shares of Tercica Inc. that the Ipsen Group does not currently own
(approximately 44.9 million shares on a fully diluted basis)
$9.0 per share (100% cash consideration)
Tercica Inc.’s Special Committee of Independent Directors has unanimously approved the transaction and recommended it to Tercica’s stockholders
A special stockholder meeting will be called by Tercica Inc. to vote on the proposed merger
Subject to stockholder approval and customary regulatory approvals and other conditions

15
Increlex
®
and Somatuline
®
: significant market opportunities
Increlex
®
in severe primary IGFD Somatuline
®
in acromegaly
Significant morbidity and mortality
1,2
North America: ~ 15,000 patients
Orphan drug status
Launched in January 2008 by Tercica
1) Orme SM et al. JCEM 83: 2730-4, 1998.
2) Clayton RN et al. J Endocrinol (Suppl 1): S23-9, 1997.
Severe cases of short stature children not
responding to hGH replacement therapy
North America: ~ 6,000 patients
Orphan Drug status
North America revenues of $9.6 million in 2007
Expansion in NET Expansion in Primary IGFD
Cumulated revenue opportunity in excess of $250 million in 2012

OPTIMIZATION
PRECLINICAL
PHASE I - II
PHASE III

IPSEN
Innovation for patient care

A commercial platform from which to launch future compounds
A rich Endocrinology pipeline
Dopastatin
• BIM-23A760 (Pituitary Tumors)
Dopastatin
• BIM-23A760 (Pituitary Tumors)
Melanocortin Program
• MC4 Agonist (Obesity/Metabolic Syn)
• MC4 Antagonist (Wasting Diseases)
Melanocortin Program
• MC4 Agonist (Obesity/Metabolic Syn)
• MC4 Antagonist (Wasting Diseases)
Ghrelin agonist
• BIM-28131 (Wasting Diseases)
Ghrelin agonist
• BIM-28131 (Wasting Diseases)
Lanreotide
• Combination therapy with Somavert in
refractory acromegaly
• Treatment of asymptomatic NET
Lanreotide
• Combination therapy with Somavert in
refractory acromegaly
• Treatment of asymptomatic NET
Increlex
• Daily administration
• Expanded use to primary IGFD
A strong and unique portfolio
IGF-1 and GH combination therapy
16
A “global care solution” in
growth disorders worldwide
The strength of a single global
voice in the market

Creating a successful commercial infrastructure in neurology in the US Stéphane Thiroloix, Executive Vice President, Corporate Development

18
Growing and globalising our neurology business
Creation of a global neurology business with a direct presence in the US…
1
2
3
4
…leveraging the existing focus and expertise of the Vernalis US organization…
… with a significant revenue opportunity, expected to reach $100 million at peak…
Another step forward in paving the way for growth
…representing another step forward to transform Ipsen into a global specialist care company, with a strong international footprint
A total revenue opportunity estimated to exceed $50 million in 2012

Vernalis Inc.’s profile
The operations
Established December 2005
Headquartered in Morristown, N.J.
54 staff positions
The product: Apokyn
®
FDA approval in April 2004 with an Orphan
Drug status
Launched in July 2004, with market
exclusivity until 2011
Fulfilling a high unmet medical need: only
product indicated for and effective in the
acute treatment of “off” episodes in patients
with advanced Parkinson’s disease
Vernalis Inc.’s 2007 financials
Indicative sales of $8 million
Indicative operating loss of $(20) million
19

Apokyn
®
: a convenient and efficient product
A rapid and reliable onset of action: Apokyn
®
provides an improvement in motor symptoms
equal to that of levodopa within 20 minutes of an injection as shown in the US clinical studies:
95% of “off” episodes were reversed with Apokyn
®
when used as needed
Efficacy was maintained in patients with average therapy duration of 14.5 months
Most patients responded to doses of 0.3 –0.6 mL, average dosing frequency was 2.5 times per day
A convenient administration: subcutaneous injection dosed with an adjustable, reusable pen
(29 gauge needle)
Used on an “as needed”
basis: the patient decides when to use it allowing more control over the treatment, reinforced by the ability to inject at home
20
Apokyn
®
is promoted in moderate to severe PAD
to complement other therapies or when other therapies are not effective

Key transaction terms
Consideration structure
Upfront payment of $6.5 million (€4.2 m)
Additional payments of up to $6.0 million *
(€3.9 m) depending upon certain commercial
and operational milestones
Ipsen to underwrite, at signing, certain
commercial and operating expenses of
Vernalis Inc. of up to $2.2 million (€1.4 m)
Share subscription
Ipsen to subscribe for $5.0 m (€3.2 m) newly
issued shares in Vernalis plc.,
ie. ~9.7% of Vernalis plc.’s share capital
Subscription at £7.260 pence per share,
representing a 20% premium on 3 day average
before announcement
Consolidation
Expected to be fully consolidated in Ipsen’s
accounts in H2 2008
21
* Including $1.0 million if a R&D JV between Ipsen and Vernalis plc on selected Ipsen neurology pipeline items does not proceed

Dysport
®
: a strong brand, with well established positions
93
129
113
83
69
60
2002 2003 2004 2005 2006 2007
5 main
Western
European
countries
43%
Other
Europe
25%
RoW
32%
02-07 Sales CAGR:
+17%
Used globally for therapeutic indications: cervical dystonia, cerebral palsy in children, muscle spasticity, blepharospasm, hemifacial spasm
Launched in the UK in 1991
Marketing authorisations in over 70 countries (in Europe (including
Russia), Asia and Latin America)
Equivalent market share in therapeutic use to that of its main competitor in the 5 main European countries
Dysport
®
was filed for review by the FDA at the end of January 2008
for cervical dystonia.
22
Sales breakdown in 2007
Apokyn
®
and Dysport
®
to be promoted by the same sales force
2002 to 2005 are in French GAAP

Why Vernalis Inc. fits with Ipsen
A CNS focused company rightly sized to maximize the launch of Dysport
®
Strong managed healthcare experience, especially for injectable drugs
A relevant and targeted market reach,
with largely similar prescriber base between Dysport
®
and Apokyn
®
Vernalis Inc. today covers ~75% of US movement disorder specialists and neurologists
A  sound commercial strategy
based on strong customer relationship and true value-added services provided to physicians
A team with operational and therapeutic expertise and strong track-record
A lean organization, with no overlap with Ipsen’s existing structures
23
A well positioned product on the market
Apokyn
®
, the only product indicated in the treatment of “off” episodes of Parkinson’s disease
Ipsen will benefit from the acceleration of its growth perspectives while bearing at the same time the pre-launch costs of Dysport
®

Gaining full control of OBI-1’s development Claire Giraut, Chief Financial Officer

25
Gaining full control over a promising compound
Leveraging our know-how in hematology by gaining full rights to the product’s development and commercialisation…
1
2
4
Ipsen produced and commercialized the only plasma-derived porcine Factor VIII until 2004, Hyate C
… and optimise its development and time to market…
…for a highly specialized hospital product, generating high revenue per patient
An incremental investment to capture a significant revenue opportunity
3
…in order to fulfill a high unmet medical need…
Acquired hemophilia is an orphan disease (prevalence of 1.5 per million): 6% to 22% of patients die from bleeding
The development of OBI-1 will benefit from Ipsen’s integrated approach and specific knowledge base in hemophilia A with inhibitor and plasma-derived porcine Factor VIII
Potential peak sales worldwide in excess of $200 million

Transaction details
In 1998, Emory University licensed to Octagen its patents on OBI-1, who in turn granted a worldwide, exclusive sublicense to Ipsen.
Octagen was responsible for the pre-clinical and clinical development of OBI-1 and sublicensed certain rights to Ipsen in connection with the manufacturing, regulatory activities and commercialization of OBI-1.
Ipsen agreed to make milestone payments to Octagen and to pay royalties based on OBI-1 future net sales.
Ipsen purchased c.21.5% of Octagen’s share capital.
Ipsen to acquire all Octagen’s assets related to OBI-1
Upfront payment of $10.5 million (€6.8 million) to Octagen,
Potential additional payments contingent on entry of the product into P.III and on marketing approvals
Mid single digit royalty on net sales (including that to Emory)
Redemption of its stake in Octagen
26

A unique agent for the emergency care of acquired hemophilia
Incidence of this autoimmune disease on the increase with the ageing population
Silent disease often revealed under elective or emergency surgery
Uncontrollable bleed due to antibodies against patient’s factor VIII
OBI-1 provides fast controllable dose-responsive formation of blood clots through the intrinsic pathway of coagulation
Upon stabilization of hemostasis, patients are treated to full recovery (using Rituxan)
OBI-1 will benefit from a strong support from the hematology community built by Ipsen
Ipsen produced and commercialized the only plasma-derived porcine Factor VIII until 2004
Ipsen will control all pre-clinical and clinical development activities
OBI-1 development will benefit from this integrated approach and Ipsen’s specific knowledge in hemophilia A with inhibitor and plasma-derived porcine Factor VIII
Ipsen will now seek to confirm next steps towards registration, in liaison with regulatory agencies, with first feedback expected in 2008
27

Revised financial outlook Claire Giraut, Chief Financial Officer

Revised financial outlook
Ipsen confirms its standalone objectives for 2008,
and will revise its full-year financial objectives once the closing dates of all transactions announced today are known
2008
Sales growth: 12.0 to 14.0%
(1)
compared to Ipsen’s standalone objectives for 2008
2009
Operating margin: around 15%
(2)
(in % of total sales)
Creating a North American platform expected to generate sales in excess of $300 million in
2012
(1)
and potentially close to $1 billion by the end of the next decade
NOTE 1:  At constant exchange rate
NOTE 2:  Before taking into account transaction-related recordings or purchase accounting impacts
NOTE 3:  Excluding any assumption on GLP-1 potential future royalty stream
Group operating margin expected to return to its 2007 level in 2011
(3)
29
A continued commitment to innovation, with a R&D expense of 19.0 to 21.0% of total sales

Conclusion Jean-Luc Bélingard, Chairman & CEO

Delivering on our strategic objectives
ENRICHING our R&D PIPELINE with new R&D projects
DIVERSIFYING our geographic FOOTPRINT
CREATING a “global care solution” in endocrinology worldwide with the strength of A SINGLE GLOBAL VOICE in the market
ENHANCING our GROWTH profile
ENHANCING the contribution of our SPECIALIST CARE portfolio
MINIMISING execution RISKS
31
CONFIRMING OUR GLOBAL specialty care AMBITIONS
CREATING a MARKET VEHICLE for DYSPORT
®

Update to investors Ipsen will hold a Strategic and R&D day on Tuesday November 18, 2008 in Paris (France) to provide further updates 32

APPENDICES 33

Parkinson’s disease – medical considerations
Parkinson’s disease (PAD) is a progressive neuro-degenerative disease affecting one’s ability to control movement.
In PAD, cells that produce the neurotransmitter dopamine, primarily in the substantia nigra, die prematurely. The resulting decrease in dopamine levels interferes with the ability to control movement and other motor functions.
At the time of diagnosis, most PAD patients have already lost over 80% of their dopamine producing cells.
Approximately one million people suffer from PAD in the US
50,000 diagnosed annually
1% Americans age >60 have PAD
4-10% cases are young onset (diagnosed prior to age 40)
Number of PAD patients is expected to increase as the US population ages
34

Parkinson’s disease – Therapeutic options
There is no known cure for PAD, disease modification or neuroprotection remains the ultimate goal of treatment strategies and product development
Current therapy is targeted entirely to symptom management, balancing efficacy with tolerability
“ON”– periods of relatively good mobility and well controlled motor function.
“OFF”– periods of poor or no mobility that are characterized by slow movements and rigidity.
“Dyskinesia”– periods of uncontrolled, seemingly random movements that occur during “ON” episodes
The goal of PAD therapy is to maximize the amount of time a patient spends in the “ON” state without troubling dyskinesias
The progressive nature of PAD results in virtually all patients receiving multiple therapies
All existing therapies have side effects that can limit dosing and/or length of therapy
Treatments are usually broken into two groups; those used in early disease and those for advanced disease
Early disease treatments are predominately medical
Advanced disease treatments include both medical and surgical options.
35

36
Tercica: key facts
Product portfolio
Summary Financials
(18) (40) (83) Net Income
(19) (40) (86) EBIT
5 31 2 Total Revenues
Q1 08 2007 2006 ($m)
Increlex
®
approved for marketing in the
United States and the European Union;
Somatuline
®
Depot
®
approved for
marketing in the United States and
Canada; and
Combination of Genentech’s
recombinant human growth hormone
(rhGH) and recombinant human insulin-
like growth factor-1 (rhIGF-1)
Company description
Nasdaq listed, California-based
biopharmaceutical company developing
and marketing endocrine products
Market capitalisation of ~$230 million
A strong market reach
Sales & marketing efforts target
approximately 500 pediatric
endocrinologists practicing in the US